Exhibit 99.1

Twist Bioscience Reports Fiscal Fourth Quarter and Full Year Fiscal 2026 Financial Results

— Record revenue of $459.4 million in Fiscal 2026; Increase of 22% over $376.6 million in Fiscal 2025 —

— Record revenue of $126.6 million in 4QFY26; Increase of approximately 28% over $99.0 million in 4QFY25; 15th consecutive quarter of sequential growth —

— Gross margin of 52.4% in fiscal 2026, Improvement of 1.7 margin points versus 50.7% in fiscal 2025 —

— Fiscal 2027 revenue guidance of $550M-$560M, growth of 21% year over year at the midpoint —

— First quarter fiscal 2027 revenue guidance of $130M to $132M, growth of 26% year over year at the midpoint —

SOUTH SAN FRANCISCO, Calif. -- (November 12, 2026) — Twist Bioscience Corporation (NASDAQ: TWST), a mid-cap growth and value healthcare company, today reported financial results and business highlights for the fourth quarter and full year fiscal 2026 ended September 30, 2026.

“Fiscal 2026 demonstrated what Twist can deliver: strong top line revenue growth, expanded gross margin and positive adjusted EBITDA in the fourth quarter, all while continuing to broaden our capabilities and strengthen our balance sheet," said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “We enter fiscal 2027 with a stronger business and the capital to invest in our next phase of growth. AI is expanding what scientists can design, and personalized medicine is increasing the demand for unique molecules. Both play directly to our strength of customization at scale. We are building the infrastructure for where this industry is going, investing in capacity, automation and new products that enable customers to do more with Twist. Our ambition is to make Twist indispensable to the next generation of discovery, diagnostics and therapeutics.”

See "Non-GAAP Information" below and the associated reconciliation table included in this release for a discussion of the measure adjusted EBITDA.

FISCAL 2026 FINANCIAL RESULTS

•Revenue: Total revenues for fiscal 2026 grew to $459.4 million compared to $376.6 million for fiscal 2025.
◦DNA Synthesis and Protein Solutions (DSPS) revenue grew 31.7% to $221.9 million for fiscal 2026 compared to $168.5 million for fiscal 2025.

◦NGS Applications (NGS) revenue grew 14.1% to $237.5 million for fiscal 2026 compared to $208.1 million for fiscal 2025.
•Cost of Revenues: Cost of revenues for fiscal 2026 was $218.6 million compared to $185.6 million for fiscal 2025.
•Gross Margin: Gross margin for fiscal 2026 increased to 52.4% compared to 50.7% for fiscal 2025.
•Research and Development Expenses: Research and development expenses for fiscal 2026 decreased to $71.8 million compared to $80.3 million for fiscal 2025.
•Selling, General and Administrative Expenses: Selling, general and administrative expenses for fiscal 2026 were $301.2 million compared to $247.0 million for fiscal 2025.
•Net Loss: Net loss for fiscal 2026 was $130.2 million, or $2.08 per diluted share, compared to net loss of $77.7 million, or $1.30 per diluted share, for fiscal 2025.
•Adjusted EBITDA: Adjusted EBITDA for fiscal 2026 was $(35.9) million compared to $(46.9) million in fiscal 2025. See the table included in this release for a reconciliation between adjusted EBITDA and net (loss) income attributable to common stockholders, the most directly comparable GAAP financial measure.
•Cash Position: As of September 30, 2026, the company had approximately $582 million in cash, cash equivalents and short-term investments.

FISCAL 2026 FOURTH QUARTER FINANCIAL RESULTS

•Revenue: Total revenues for the fourth quarter of fiscal 2026 grew 28% to $126.6 million compared to $99.0 million for the same period of fiscal 2025.
◦DNA Synthesis and Protein Solutions (DSPS) revenue grew 33% to $61.0 million for the fourth quarter of fiscal 2026 compared to $46.0 million for the same period of fiscal 2025, and grew 8% sequentially, compared to $56.6 million for the third quarter of fiscal 2026.
◦NGS Applications (NGS) revenue grew 24% to $65.7 million for the fourth quarter of fiscal 2026 compared to $53.0 million for the same period of fiscal 2025, and grew 6% sequentially, compared to $61.8 million for the third quarter of fiscal 2026.
•Cost of Revenues: Cost of revenues for the fourth quarter of fiscal 2026 increased to $59.4 million compared to $48.2 million for the same period of fiscal 2025.
•Gross Margin: Gross margin for the fourth quarter of fiscal 2026 was 53.1%, up from 51.3% for the same period of fiscal 2025.
•Research and Development Expenses: Research and development expenses for the fourth quarter of fiscal 2026 were $17.0 million consistent with $17.0 million for the same period of fiscal 2025.
•Selling, General and Administrative Expenses: Selling, general and administrative expenses for the fourth quarter of fiscal 2026 were $74.7 million compared to $63.8 million for the same period of fiscal 2025.

•Net Loss: Net loss for the fourth quarter of fiscal 2026 decreased to $20.6 million, or $0.32 per diluted share, compared to net loss of $27.1 million, or $0.45 per diluted share, for the same period of fiscal 2025.
•Adjusted EBITDA: Adjusted EBITDA for the fourth quarter of fiscal 2026 was $2.2 million compared to $(7.8) million for the same period of fiscal 2025. See the table included in this release for a reconciliation between adjusted EBITDA and net (loss) income attributable to common stockholders, the most directly comparable GAAP financial measure.

Recent Highlights:

•Shipped products to approximately 4,100 customers in fiscal 2026, versus approximately 3,800 in fiscal 2025.
•Physically shipped approximately 1.3 million genes in fiscal 2026, compared with approximately 938,000 in fiscal 2025.
•Raised net proceeds of approximately $425 million through an equity offering and at-the-market sales.
•Joined Lilly TuneLab as a provider of antibody characterization services.
•Expanded antibody production and characterization portfolio with the launch of Twist Express Screening Antibodies.
•Launched Twist MRD Express, custom panels designed for a rapid turnaround time of as little as one day.

Fiscal 2027 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2027. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the full fiscal year 2027, Twist expects:

•Total revenue in the range of approximately $550 million to $560 million, growth of approximately 21% year over year at the midpoint.
◦Initial full year revenue guidance assumes $100 million in revenue for AI drug discovery and sequential growth across both DNA Synthesis and Protein Solutions and NGS Applications
•Gross margin of approximately 52.5% to 53%.
•Adjusted EBITDA positive
•Capital expenditures of approximately $75 million as part of our two-year investment plan, excluding landlord-funded tenant improvements

For the first quarter of fiscal 2027, Twist expects:

•Total revenue of approximately $130 million to $132 million, growth of approximately 26% year over year at the midpoint and continued sequential growth

Non-GAAP Information

This release includes adjusted EBITDA, which is a non-GAAP financial measure, for the periods presented. Adjusted EBITDA is defined as net (loss) income adjusted to exclude interest income, income tax expense, depreciation and amortization, litigation settlement costs, net of recoveries, gain on sale of business, other income/expense, net, and stock-based compensation expense. This non-GAAP measure is not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. We believe that this non-GAAP financial measure, when considered together with our financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare our results from period to period and to our forward-looking guidance, and to identify operating trends in our business. However, non-GAAP information is not superior to financial measures calculated in accordance with GAAP, is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. A reconciliation table of the most comparable GAAP financial measure to the non-GAAP financial measure is included at the end of this press release.

A reconciliation of adjusted EBITDA for the full year fiscal 2027 to a corresponding GAAP financial guidance measure is not available on a forward-looking basis because the Company does not provide guidance on GAAP net (loss) income and is not able to present the various reconciling cash and non-cash items between GAAP net (loss) income and adjusted EBITDA without unreasonable effort. In particular, stock-based compensation expense is impacted by the Company’s future hiring and retention needs, as well as the future fair market value of its common stock, all of which is difficult to predict and is subject to change. The actual amount of these expenses during the full year fiscal 2027 will have a significant impact on Twist’s future GAAP financial results.

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors at 8:00 a.m. Eastern Time today to discuss its financial results and provide an update on the company’s business. The conference call will be webcast live through the Investor Relations section under the “Company” tab at www.twistbioscience.com. Those parties interested in participating via telephone must register on the Company’s Investor Relations website or by clicking here. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. The webcast replay will be available for two weeks.

About Twist Bioscience

At Twist Bioscience, our customizable solutions across the biological continuum raise the bar in diagnostics, therapeutics, industrial, agriculture and research markets.

We drive innovation with confidence, without compromise. Whether delivering oligos, genes, proteins, libraries, characterization data, antibody discovery solutions, or NGS workflow tools, our scientific expertise and exceptional customer experience help navigate complex challenges, all with precision and at the scale and speed customers require. By enhancing R&D efficiency at every turn, we give scientists more shots on goal – more experiments, more iterations, more chances for remarkable discoveries.

Together, we stand with customers in the relentless pursuit of progress, backed by enterprise reliability, to shape a healthier and more sustainable future for all. For more information about our products and services, please visit www.twistbioscience.com.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, projections under the heading “Fiscal 2027 Financial Guidance” and the assumptions underlying that guidance, statements regarding future growth and expansion in future fiscal periods, including fiscal 2027, long-term financial targets and objectives, including statements regarding our revenue growth trajectory, drivers of future revenue and gross margin growth, including expected growth of AI-enabled discovery, nucleic acid therapeutics and molecular residual disease applications planned capital expenditures, expected manufacturing capacity, planned expansion of protein expression and characterization capacity, estimated annual revenues, ability and timing to achieve profitability, ability to maintain adjusted EBITDA breakeven and ability to maintain or increase gross margins and Twist’s other expectations regarding its future operations plans and financial performance, introduction of new products, and newly announced partnerships. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the ability to attract new customers and retain and grow sales from existing customers; the ability to sustain demand from customers pursuing AI-enabled drug discover and the risk that such demand may not continue at current rates; the ability to expand manufacturing capacity; the ability of Twist to achieve sufficient revenue to achieve or maintain positive cash flow from operations or profitability in any given period; risks and uncertainties of rapidly changing technologies and extensive competition in the life sciences industry that could make the products and services Twist is developing obsolete or non-competitive; the ability to integrate and leverage artificial intelligence and machine learning technologies to improve operational efficiency, product development, and customer solutions; dependence on one supplier for a critical component; dependence on key personnel; additional regulations that could increase Twist’s costs and delay commercialization efforts; changes in U.S. trade policies and other trade actions that could result in increased costs and supply chain disruptions; the ability to maintain and enforce intellectual property protection; uncertainty as to economic and market conditions and the impact of adverse economic conditions; and the ability to obtain financing when necessary. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist’s business in general, see Twist’s risk factors set forth in Twist’s Annual Report on Form 10-K expected to be filed with the Securities and Exchange Commission on November 16, 2026. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For Investors:
Angela Bitting
SVP, Corporate Affairs
925-202-6211
abitting@twistbioscience.com

For Media:
Amanda Houlihan
Communications Manager
774-265-5334
ahoulihan@twistbioscience.com

Twist Bioscience Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	Three months ended September 30,		Twelve months ended September 30,
(In thousands, except per share data)	2026	2025	2026	2025
Revenues	$126,644	$99,009	$459,433	$376,572
Costs and expenses:
Cost of revenues	$59,391	$48,172	$218,632	$185,570
Research and development expenses	16,986	17,014	71,836	80,285
Selling, general and administrative expenses	74,679	63,758	301,215	246,976
Litigation settlement costs, net of recoveries	—	—	7,205	—
Total costs and expenses	$151,056	$128,944	$598,888	$512,831
Loss from operations	$(24,412)	$(29,935)	$(139,455)	$(136,259)
Gain on sale of business	$—	$—	$—	$48,847
Interest income	3,418	2,633	8,803	11,364
Other income (expense), net	170	420	856	(903)
Income tax expense	201	(256)	(406)	(719)
Net loss	$(20,623)	$(27,138)	$(130,202)	$(77,670)

Net (loss) income per share — basic	$(0.32)	$(0.45)	$(2.08)	$(1.30)
Weighted average shares used in computing net (loss) income per share — basic	65,253	60,424	62,615	59,808

Net (loss) income per share — diluted	$(0.32)	$(0.45)	$(2.08)	$(1.30)
Weighted average shares used in computing net (loss) income per share —diluted	65,253	60,424	62,615	59,808

Twist Bioscience Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

(In thousands)	September 30, 2026	September 30, 2025
Assets
Current assets:
Cash and cash equivalents	$533,992	$183,049
Short-term investments	47,915	49,385
Accounts receivable, net	70,194	57,019
Inventories	46,411	28,309
Prepaid expenses and other current assets	38,712	15,204
Total current assets	$737,224	$332,966
Property and equipment, net	122,323	102,283
Operating lease right-of-use assets	69,277	49,377
Investment in equity securities	68,087	54,337
Other non-current assets	124,897	102,898
Total assets	$1,121,808	$641,861
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$24,850	$11,094
Accrued compensation	38,318	31,288
Current portion of operating lease liability	8,448	13,822
Accrued expenses and other current liabilities	54,194	35,202
Total current liabilities	$125,810	$91,406
Operating lease liability, net of current portion	86,537	61,750
Liability related to the sale of future revenue	15,000	15,000
Other non-current liabilities	6,445	747
Total liabilities	$233,792	$168,903
Total stockholders’ equity	$888,016	$472,958
Total liabilities and stockholders’ equity	$1,121,808	$641,861

Twist Bioscience Corporation
Adjusted EBITDA
(Unaudited)
(in thousands)

The following table sets forth a reconciliation between our Adjusted EBITDA and net loss, the most directly comparable GAAP financial measure, for each of the periods presented:

	Three months ended September 30,		Twelve months ended September 30,
(In thousands)	2026	2025	2026	2025
Net loss	$(20,623)	$(27,138)	$(130,202)	$(77,670)
Add (Deduct) adjustments:
Interest income	$(3,418)	$(2,633)	$(8,803)	$(11,364)
Income tax expense	(201)	256	406	719
Depreciation and amortization	7,096	6,004	26,482	24,853
EBITDA	$(17,146)	$(23,511)	$(112,117)	$(63,462)
Add (Deduct) adjustments:
Litigation settlement costs, net of recoveries	$—	$—	$7,205	$—
Gain on sale of business	—	—	—	(48,847)
Other (income) expense, net	(170)	(420)	(856)	903
Stock-based compensation expense	19,471	16,083	69,856	64,459
Adjusted EBITDA	$2,155	$(7,848)	$(35,912)	$(46,947)